UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2021

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, Brown-Forman Corporation (the “Company”) announced a certain leadership change. In connection with such leadership change, on May 4, 2021, the Company and Jane C. Morreau, the Company’s Executive Vice President and Chief Financial Officer, entered into a Letter Agreement (“Letter Agreement”) that provides for her service to the Company to continue until July 1, 2021, and the following compensatory arrangements. Ms. Morreau will receive her salary (including a pro-rated holiday bonus), short- and long-term incentive compensation (with Company individual performance accrual used as a proxy for her individual performance score), and all Company-paid benefits through July 1, 2021. Ms. Morreau’s short-term incentive compensation for the fiscal year ended April 30, 2022, will be prorated by the number of calendar days for which she is eligible during the applicable fiscal year. In addition, the Company will provide Ms. Morreau with a $653,371 transition payment paid semi-monthly over the 12 month period commencing July 2, 2021.

Ms. Morreau’s outstanding Class B common stock-settled appreciation rights (“SSARs”) will expire according to the terms described within the applicable grant agreement. Unvested SSARs will vest according to the vesting schedule described in the applicable award agreements. SSARs for the three-year vesting period beginning May 1, 2021, and ending May 1, 2024, will be prorated based on the number of full months eligible for the award.

Class A common performance-based stock units (“PBRSUs”) for the three-year performance periods beginning May 1, 2019, and May 1, 2020, will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. PBRSUs for the three-year performance period beginning May 1, 2021, will be prorated based on the number of full months eligible for the award and will be adjusted for actual Company performance. PBRSUs for the three-year performance period beginning May 1, 2018, has completed its performance period and will be delivered to Ms. Morreau within 60 days following May 31, 2021.

Under the terms of our long-term cash incentive program, all outstanding incentives issued in fiscal 2021 and prior years will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. Ms. Morreau will also receive a prorated grant of her fiscal 2022 long-term incentive target of approximately $64,750 based on the number of months worked in fiscal 2022, which will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants.

A description of our long-term cash and equity incentive programs is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2020, which description is incorporated by reference herein.

The Letter Agreement contains a release and covenant not to sue, as well as non-disparagement and confidentiality provisions. The foregoing summary of the Letter Agreement and its terms is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Brown-Forman Corporation and Jane C. Morreau dated May 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: May 10, 2021	/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Vice President, Associate General Counsel - Corporate and Securities Law, and Assistant Secretary